Exhibit 99.1

Contact:	Gary Thompson – Media Caesars Entertainment Corporation (702) 407-6529	Jennifer Garrison – Investors Caesars Entertainment Corporation (702) 407-6407

Caesars Entertainment to Form New Growth-Oriented Venture

Apollo Management and TPG Capital to Invest $500 Million; Capital Raise Can Grow to $1.2 Billion

LAS VEGAS – April 23, 2013 — Caesars Entertainment Corporation (“Caesars”) (NASDAQ: CZR) today announced that its Board of Directors has approved the material terms of a strategic transaction intended to improve the company’s capital structure and provide support for new projects. As part of the transaction, Caesars will form a new growth-oriented entity, Caesars Growth Partners, LLC (“Growth Partners”), to be owned by Caesars and participating Caesars stockholders. The transaction is intended to provide capital to allow Caesars to continue to fund growth opportunities in a less levered and more flexible vehicle than its existing operating subsidiaries. In addition, the transaction will result in a cash infusion into Caesars Entertainment Operating Company, Inc. (“CEOC”) from the sale of certain assets to Growth Partners, while also freeing CEOC from funding future equity contributions required for certain projects under development.

“The transaction is an important step in our ongoing efforts to improve the company’s balance sheet and position ourselves to make strategic investments,” said Gary W. Loveman, Chairman, President and Chief Executive Officer of Caesars Entertainment. “Caesars Growth Partners and its simple and flexible capital structure provide us with a vehicle to pursue growth opportunities while retaining a significant portion of the financial upside associated with these assets and projects. The transaction enables us to raise equity capital at attractive valuations without diluting stockholders of Caesars and provides Caesars additional cash liquidity without incurring new debt. I am pleased that our Sponsors, TPG and Apollo, have chosen to express their confidence in our current position and future opportunities through their new investment.”

The operating assets contributed or sold by Caesars will be held by Growth Partners. Participating Caesars stockholders, including the Sponsors, will own their interests in Growth Partners through Caesars Acquisition Company (“CAC”), a company created to facilitate this transaction.

In connection with the transactions, Caesars intends to distribute subscription rights at no charge to Caesars’ stockholders on a pro rata basis. Funds affiliated with Apollo Management, L.P. and TPG Capital L.P. (the “Sponsors”) have advised Caesars that they each intend to invest $250 million in CAC, though they have not entered into any agreement to do so. The consummation of the transaction will be contingent on such investment from the Sponsors. The subscription rights will afford each stockholder of Caesars the right to acquire for cash at least the same pro rata ownership interest in CAC as such stockholder holds in Caesars. The subscription rights are expected to be transferable by Caesars stockholders. CAC could receive approximately $1.2 billion if all subscription rights are exercised in full. All stockholders who elect to invest in CAC, including the Sponsors, will do so on the same terms.

CAC will use the proceeds from its sale of shares to acquire all of the voting interests in Growth Partners. Caesars and its subsidiaries will contribute to Growth Partners their shares of Caesars Interactive Entertainment, Inc. and approximately $1.1 billion face value of senior notes issued by CEOC that are held by a subsidiary of Caesars in exchange for non-voting membership interests. Additionally, Growth Partners intends to use proceeds received from

CAC to purchase from a Caesars subsidiary the Planet Hollywood Resort & Casino in Las Vegas, Caesars’ joint venture interests in a casino under development in Baltimore (Horseshoe Baltimore) and a financial stake in the management fee stream for both of those properties.

Caesars and its affiliated companies will continue to manage Planet Hollywood and Horseshoe Baltimore, allowing these properties to be part of the Total Rewards network and benefit from Caesars’ shared services operating model. Caesars and Growth Partners will have the opportunity to work together to develop future projects. Caesars Entertainment’s management and development teams will continue to identify and advance new growth opportunities. Caesars will then have the option to pursue these projects itself or decline the project for itself, after which Growth Partners may elect or decline to pursue the project.

The relative ownership percentages of each of CAC and Caesars in Growth Partners will be determined by the amount of cash proceeds received by CAC, and contributed to Growth Partners, upon the sale of its shares to holders of the subscription rights. Caesars is expected to own at least 57% of Growth Partners’ economic interests at closing, and as much as 77%, depending on the amount of proceeds raised by CAC through its sale of shares, and will receive a call option that allows it to repurchase all of the economic interest and control of the assets in the future, subject to certain limitations. The voting units and non-voting units of Growth Partners will participate ratably in distributions and will be identical economically, other than for certain call and liquidation rights.

The values of the assets to be contributed or sold were evaluated on Caesars’ behalf by a valuation committee comprised of three of Caesars’ independent directors. The valuation committee received financial advice from Evercore Partners and legal advice from Morrison & Foerster LLP.

Mitch Garber, CEO of Caesars Interactive Entertainment, Inc., will serve as CEO of CAC and continue in his role as CEO of CIE.

The closing of the transactions will be subject to certain conditions, including entry into definitive documentation, the receipt of required approvals from applicable gaming and other regulatory authorities and the receipt of certain bring-down opinions, and there can be no assurance that such conditions will be satisfied.

A registration statement under the Securities Act of 1933 relating to the common shares of CAC has not yet been filed with the Securities and Exchange Commission. The subscription rights and CAC shares may not be sold nor may offers to buy the subscription rights and CAC shares be accepted prior to the time a registration statement relating to such rights and shares is filed and becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About Caesars

Caesars Entertainment is the world’s most diversified casino-entertainment company. Since its beginning in Reno, Nevada, more than 75 years ago, Caesars has grown through development of new resorts, expansions, and acquisitions, and now operates casinos on four continents. The company’s resorts operate primarily under the Caesars®, Harrah’s®, and Horseshoe® brand names. Caesars also owns the World Series of Poker® and the London Clubs International family of casinos. Caesars Entertainment is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence, and technology leadership. Caesars Entertainment is committed to environmental sustainability and energy conservation and recognizes the importance of being a responsible steward of the environment. For more information, please visit www.caesars.com.

This release contains or may contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. The Company has based these forward-looking statements on its current expectations about future events. Further, statements that include words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” or “pursue,” or the negative of these words or other words or expressions of similar meaning may identify forward-

looking statements. These forward-looking statements are found at various places throughout this release. These forward-looking statements, including, without limitation, those relating to future actions, new projects, strategies, future performance, the outcome of contingencies such as legal proceedings, and future financial results, wherever they occur in this release, are necessarily estimates reflecting the best judgment of the Company’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors set forth above and from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the risk factors set forth above, important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

•	the ability to satisfy the conditions to the closing of the strategic transaction, including receipt of required regulatory approvals;

•	the strategic transaction may not consummate on the terms contemplated or at all;

•	the impact of the Company’s substantial indebtedness;

•	the effects of local and national economic, credit, and capital market conditions on the economy, in general, and on the gaming industry, in particular;

•	access to available and reasonable financing on a timely basis;

•	the ability of the Company’s customer-tracking, customer loyalty, and yield-management programs to continue to increase customer loyalty and same-store or hotel sales;

•

changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines, and fines of courts, regulators, and governmental bodies;

•	the ability to recoup costs of capital investments through higher revenues;

•	the ability to timely and cost-effectively integrate companies that the Company acquires into its operations;

•	the effects of competition, including locations of competitors, competition for new licenses and operating and market competition;

•	the potential difficulties in employee retention and recruitment as a result of the Company’s substantial indebtedness or any other factor;

•

construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters, and building permit issues;

•	litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, regulatory disciplinary actions, and fines and taxation;

•	the effects of environmental and structural building conditions relating to the Company’s properties or development projects;

•	acts of war or terrorist incidents, severe weather conditions, uprisings, or natural disasters;

•

losses sustained as a result of natural disasters, including losses in revenues and damage to property, and the impact of severe weather conditions on the Company’s ability to attract customers to certain of its facilities, such as the amount of losses and disruption to the Company as a result of Hurricane Sandy in late October 2012; and

•	the impact, if any, of unfunded pension benefits under multi-employer pension plans.

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, except as required by law.

3